                            LIMITED POWER OF ATTORNEY

        Know all by these presents, that Baxter Healthcare SA, a company organized and existing under the laws of Switzerland, having a principal place of business at Thurgauerstrasse 130, Glattpark (Opfikon) 8152 Switzerland,
herewith grants power to David P. Scharf and Dawn M. Maloney, each to sign with single signature on behalf of Baxter Healthcare SA, to:

        (1)     prepare, execute on behalf of Baxter Healthcare SA, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
        including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Baxter Healthcare SA to make electronic filings with the SEC of reports required by Section
        13 and Section 16(a) of the Securities Exchange Act of 1934 (the
        "Exchange Act") or any rule or regulation of the SEC;

        (2)     execute for and on behalf of Baxter Healthcare SA, in its
        capacity as a stockholder of any company registered with the SEC, any required (i) Schedules 13D and 13G in accordance with Section 13 of the
        Exchange Act and the rules thereunder, (ii) Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and (iii) Form 144 under Rule 144 of the Securities Act of
        1933;

        (3)     do and perform any and all acts for and on behalf of Baxter
        Healthcare SA which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, Form 3, 4, 5, or 144 and complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Baxter
        Healthcare SA, it being understood that the documents executed by such attorney-in-fact on behalf of Baxter Healthcare SA pursuant to this
        Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
        attorney-in-fact's discretion.

        Baxter Healthcare SA hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause or have caused to be done by virtue of this power of attorney and the rights and powers herein granted. Baxter
Healthcare SA acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Baxter Healthcare SA, are not assuming any of
Baxter Healthcare SA's responsibilities to comply with Section 13 and 16 of the
Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933.

        This Power of Attorney shall remain in full force and effect until the earlier of (i) the date on which Baxter Healthcare SA is no longer required to file Schedules 13D and 13G, and Forms 3, 4, 5 and 144 with respect to the securities held by Baxter Healthcare SA, or (ii) December 31, 2015, in either case unless earlier revoked by Baxter Healthcare SA.

Signed for and on behalf of Baxter Healthcare SA

By: /s/ Tony Fitzpatrick                By: /s/ Yvo Aebli
    ----------------------------------      -----------------------------------
Name: Tony Fitzpatrick                  Name: Yvo Aebli
Title: Vice President Operations EMEA   Title: Finance Director